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                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT





                            Dated as of July 6, 1998



                                   relating to

                        8,400,000 Shares of Common Stock



                                  by and among



                     Globalstar Telecommunications Limited,

                       Loral Space & Communications Ltd.,

                              Quantum Partners LDC,

                         Quasar Strategic Partners LDC,

                                       and

                         Quantum Industrial Partners LDC







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                                TABLE OF CONTENTS

                                                                            Page


SECTION 1.      DEFINITIONS....................................................1

SECTION 2.      SECURITIES SUBJECT TO THIS AGREEMENT...........................2

SECTION 3.      SHELF REGISTRATION.............................................3

SECTION 4.      LIQUIDATED DAMAGES.............................................5

SECTION 5.      REGISTRATION PROCEDURES........................................6

SECTION 6.      REGISTRATION EXPENSES.........................................12

SECTION 7.      INDEMNIFICATION...............................................13

SECTION 8.      RULE 144A.....................................................16

SECTION 9.      PARTICIPATION IN UNDERWRITTEN REGISTRATIONS...................16

SECTION 10.     REPRESENTATIONS OF THE COMPANY................................16

SECTION 11.     MISCELLANEOUS.................................................17

          This Registration Rights Agreement (this "Agreement") is made and entered into as of July 6, 1998 by and between Globalstar Telecommunications Limited a Bermuda Company (the "Company"), Loral Space Communications Ltd., a Bermuda company ("Loral"), and Quantum Partners LDC, Quasar Strategic Partners LDC, and Quantum Industrial Partners LDC. (collectively, the "Purchasers"), who purchased an aggregate of 8,400,000 shares of Common Stock (the "GTL Stock") of the Company pursuant to a Stock Purchase Agreement dated June 30, 1998 (the "Purchase Agreement") between Loral and the Purchasers. In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in the Purchase Agreement. All defined terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Act: The Securities Act of 1933, as amended.

          Closing Date: The date on which the GTL Stock is sold by Loral to the Purchasers pursuant to the Purchase Agreement.

          Commission: The Securities and Exchange Commission.

          Damages Payment Date: Each June 1 and December 1.

          Effectiveness Date: The date on which the Shelf Registration Statement is declared effective by the Commission under the Act.

          Effectiveness Target Date: As defined in Section 4.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Holders: As defined in Section 2(b) hereof.

          NASD: The National Association of Securities Dealers, Inc.

          Person: An individual, partnership, corporation, trust, association, limited liability company, or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

          Preliminary Prospectus: As defined in Section 3(f).

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          Prospectus: The prospectus included in the Shelf Registration
Statement, as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities (as defined herein) covered by the Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material which may be incorporated by reference into such prospectus.

          Prospectus Supplement: As defined in Section 5(b).

          Record Holder: With respect to any Damages Payment Date relating to the GTL Stock constituting Transfer Restricted Securities, each Person who is a holder of record of such GTL Stock on the date that the relevant Registration Default first occurred .

          Registration Expenses: As defined in Section 6(a).

          Shelf Registration Statement: As defined in Section 3(a) hereof.

          Suspension Period: As defined in Section 3(a).

          Transfer Restricted Securities: Each share of GTL Stock, until the date on which each such share of GTL Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement covering it, (ii) is distributed to the public pursuant to Rule 144 or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force).

          Underwriter: Any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

          Underwritten Registration or Underwritten Offering: An offering in which securities of the Company are sold to an Underwriter or with the assistance of such Underwriter for reoffering to the public on a firm commitment or best efforts basis.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

          (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  SHELF REGISTRATION



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          (a) The Company agrees to file with the Commission a shelf registration statement pursuant to Rule 415, or any successor rule, under the Act (as may then be amended) (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, to cover resales of Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Holders of such Transfer Restricted Securities shall provide the information required pursuant to Section 3(f) hereof.

          The Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the first anniversary of the Closing Date. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier to occur of (i) three years from the Closing Date or (ii) such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement ceases to be a Transfer Restricted Security and the Company or Loral shall have delivered to the Purchasers an opinion of counsel to such effect. The Company further agrees to use its best efforts to prevent the happening of any event that would cause the Shelf Registration Statement to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to be not effective and usable for resale of the Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable.

          Upon the occurrence of any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall as promptly as practicable take such action, including, if necessary, filing an amendment to the Shelf Registration Statement, correcting any such misstatement or omission, and using its best efforts to cause any such amendment to be declared effective and/or such Shelf Registration Statement to become usable as soon as practicable thereafter.

          Notwithstanding anything to the contrary in this Section 3, subject to compliance with Section 4 and 5(b), if applicable, the Company may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events

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(the period during which any such prohibition of offers and sales of
Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which the Company provides written notice to Holders of Transfer Restricted Securities covered by the Shelf Registration Statement that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 3 and shall end on the date on which each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement either receives copies of a Prospectus Supplement contemplated by Section 5(b) or is advised in writing by the Company that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus may be resumed.

          (b) If the Holders of a majority of the outstanding Transfer Restricted Securities so elect, an offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement may be effected in the form of an Underwritten Offering, provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to undertake more than one such Underwritten Offering during the term of this Agreement. The Holders of the Transfer Restricted Securities to be registered shall pay all underwriting discounts and commissions of such Underwriters and the fees and expenses of any counsel for the Holders.

          (c) If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an Underwritten Offering, the Underwriter(s) that will administer the offering will be selected by the Company; provided, however, that such Underwriter(s) shall be reasonably satisfactory to Holders of a majority of the outstanding Transfer Restricted Securities.

          (d) The Company shall include in the Registration Statement as of the Effective Date all Transfer Restricted Securities which any Holder shall have elected (each, an "Electing Holder") to include in the Registration Statement as specified in a completed questionnaire substantially in the form attached hereto as Exhibit A (a "Selling Securityholder's Questionnaire"), received by the Company on or prior to the date 10 calendar days to the anticipated filing date of the Shelf Registration Statement (the "Initial Questionnaire Deadline"). The Company will give each Holder of Transfer Restricted Securities 30 days prior written notice of the anticipated initial filing date of the Shelf Registration Statement. As used herein, the term "Specified Registrable Securities" shall mean all Transfer Restricted Securities that the Electing Holders have elected to include in the Registration Statement as provided in the preceding sentence on or prior to the Initial Questionnaire Deadline. Each person acquiring Specified Registrable Securities from an Electing Holder after the date on which such Electing



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
Holder provided the Company its Selling Securityholder's Questionnaire shall also be entitled to have such Specified Registrable Securities included in the Registration Statement so long as such person provides the Company with an updated Selling Securityholder's Questionnaire. Any such transferee shall be entitled to have its Specified Registrable Securities included in the Registration Statement (i) at the Effective Date, if the updated Selling Securityholder's Questionnaire is received by the Company on or prior to the date 10 calendar days prior to the Effectiveness Date and (ii) in all other cases, reasonably promptly after the Company receives the updated Selling Securityholder's Questionnaire. In the case of any Transfer Restricted Securities which are not included in the Registration Statement at the Effectiveness Date and as to which an updated Selling Securityholder's Questionnaire has been furnished to the Company, the Company shall include such Transfer Restricted Securities in the Registration Statement reasonably promptly and in connection therewith shall file such post-effective amendments to the Registration Statement or supplements to the Prospectus as may be required by the Act to permit the resale of such Specified Registrable Securities. The Company may include information contained in any Selling Securityholder's Questionnaire to the extent reasonably required in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus (a "Preliminary Prospectus") included therein and each Electing Holder shall provide the Company promptly after written request with such additional or updated information as the Company shall reasonably request in connection therewith.

SECTION 4.  LIQUIDATED DAMAGES

          (a) If (i) the Shelf Registration Statement has not been declared effective by the Commission by the first anniversary of the Closing Date (the "Effectiveness Target Date"), or (ii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or useable for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any of the one-year periods ending on the second or third anniversaries of the Closing Date, or which shall exceed 30 days in any calendar quarter within either of such one-year periods (each such event referred to in clauses (i) and (ii), a "Registration Default"), Loral will pay liquidated damages to each Holder of Transfer Restricted Securities. The amount of liquidated damages payable during any period during which a Registration Default shall have occurred and be continuing is that amount which is equal to $0.003 per week per share of GTL Stock (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities (excluding for purposes of such calculation any such shares of GTL Stock constituting Transfer Restricted Securities that may be sold


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
during a 90-day period pursuant to Rule 144 or any successor rule), increasing by $.001 per week per share of GTL Stock for each 60-day period or part thereof until the applicable registration statement covering such Transfer Restricted Securities is filed and the applicable registration statement is declared effective, or the Shelf Registration Statement again becomes effective or usable, as the case may be. The Company shall notify Loral and the Purchasers within one Business Day after each and every date on which a Registration Default occurs. All accrued liquidated damages shall be paid to Record Holders by wire transfer of immediately available funds or by federal funds check by Loral on each Damages Payment Date. Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default.

          All of the Company's and Loral's obligations set forth in the preceding paragraph which are outstanding with respect to any Transfer Restricted Security shall cease at the time such security ceases to be a Transfer Restricted Security.

          The parties hereto agree that the liquidated damages provided in this
Section 4 constitute a reasonable estimate of the damages that will be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or to remain effective, as the case may be.

SECTION 5.  REGISTRATION PROCEDURES

          In connection with the Shelf Registration Statement, the Company will use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution or disposition thereof, and pursuant thereto the Company will:

          (a) at such time as the Company deems appropriate, prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required to be included or incorporated by reference therein; cooperate and assist in any filings required to be made with the NASD and use its best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Transfer Restricted Securities; provided, however, that before filing a Shelf Registration Statement or any Prospectus, or any amendments or supplements thereto, the Company will furnish to Loral, the Holders and the Underwriter(s), if any, copies of all such documents proposed to be filed (except that the Company shall not


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be required to furnish any exhibits to such documents, including those incorporated by reference, unless so requested by a Holder or Underwriter in writing), and the Company will not file any Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which (i) Loral shall reasonably object, (ii) the Underwriter(s), if any, shall reasonably object or (iii) if there are no Underwriters, the Holders of a majority of the outstanding Transfer Restricted Securities shall reasonably object. A Holder or Underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading which misstatement or omission is specifically identified to the Company in writing no later than five business days prior to the filing date;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3(a) hereof; cause the Prospectus to be supplemented by any required supplement thereto (a "Prospectus Supplement"), and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement, Prospectus or Prospectus Supplement;

          (c) if requested by the Holders of Transfer Restricted Securities, or, if the Transfer Restricted Securities are being sold in an Underwritten Offering, the Underwriter(s) of such Underwritten Offering, promptly incorporate in the Prospectus, any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement such information as the Underwriters and/or the Holders of Transfer Restricted Securities being sold agree should be included therein relating solely to the plan of distribution of the Transfer Restricted Securities, including, without limitation, information with respect to the number of shares of GTL Stock being sold to such Underwriter(s), the purchase price being paid therefor and any other customary terms with respect to the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus, Prospectus Supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus, Prospectus Supplement or post-effective amendment;


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
          (d) advise Loral and the Underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing,
(i) when the Prospectus or any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (l)(i) below cease to be true and correct, and (v) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (e) furnish to Loral, each Holder and each of the Underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all correspondence with the Commission with respect thereto, documents incorporated by reference therein and all exhibits to the Shelf Registration Statement (excluding exhibits to documents incorporated by reference therein unless requested by such Holder or Underwriter);

          (f) deliver to each selling Holder and each of the Underwriter(s), if any, without charge, as many copies of any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto as such Persons may reasonably request; the Company consents to the use of any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto by each of the selling Holders and each of the Underwriter(s), if any, in connection with the public offering and the sale of the Transfer Restricted Securities covered by any Preliminary Prospectus and the Prospectus or any amendments or supplements thereto;


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
          (g) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or Underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation where it is not now so qualified or (ii) to take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Shelf Registration Statement, or taxation in any jurisdiction where it is not now so subject;

          (h) cooperate with the selling Holders and the Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the Underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities;

          (i) use its best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the provisos contained in clause (g) above;

          (j) if any fact or event contemplated by clause (d)(v) above shall exist or have occurred, prepare a post-effective amendment or supplement to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (k) enter into such agreements (including an underwriting agreement reasonably acceptable to the Company) and take all such other actions in connection therewith as may reasonably be required in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Agreement, in connection with an Underwritten Registration, and (i) make such representations and warranties to the Underwriter(s), in form, substance and scope as they may


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reasonably request and as are customarily made by issuers to Underwriters in primary Underwritten Offerings; (ii) obtain opinions of counsel for the Company and updates thereof in customary form and covering matters reasonably requested by the Underwriter(s) of the type customarily covered in legal opinions to Underwriters in connection with primary Underwritten Offerings addressed to the Underwriter requesting the same and covering the matters as may be reasonably requested by such Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, and the independent certified public accountants of any other corporation or person ("Other Companies") with respect to which audited financial statements are required to be included or incorporated by reference in the Shelf Registration Statement, addressed to the Underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to Underwriters in connection with primary Underwritten Offerings; (iv) set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section (including the Underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Transfer Restricted Securities being sold or the Underwriter(s) of such Underwritten Offering to evidence compliance with clause (h) above and with any customary conditions contained in the underwriting agreement entered into by the Company pursuant to this clause (k). The above shall be done at or prior to each closing under such underwriting agreement, as and to the extent required thereunder;

          (l) make available at reasonable times and in a reasonable manner for inspection by any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by the selling Holders or any of the Underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by such Underwriter, attorney or accountant in connection with such Shelf Registration Statement prior to its effectiveness; provided, however, that such Underwriters, attorneys or accountants shall agree to keep confidential (which agreement shall be confirmed in writing in advance to the Company if the Company shall so request) all information, records or documents made available to such persons which are not otherwise available to the general public unless disclosure of such records, information or documents is required by court or administrative order (of which the Company shall have been given prior notice and an opportunity to defend) after the exhaustion of all appeals therefrom, and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;




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          (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, including keeping all filings current and timely making all reports, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act, for the twelve-month period (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to Underwriters in a firm commitment or best efforts Underwritten Offering or (ii) if not sold to Underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

          (n) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

          (o) cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed; and

          (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent Underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

          Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Shelf Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading.

          Each Holder agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(d)(v) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings with respect to the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period


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regarding the effectiveness of the Shelf Registration Statement set forth in Section 3(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(d)(v) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or shall have received the Advice.

SECTION 6.  REGISTRATION EXPENSES

          (a) Except as set forth in Section 6(b) hereof, all expenses incident to the Company's performance of or compliance with this Agreement (the "Registration Expenses") will be borne by the Company, regardless of whether a Shelf Registration Statement becomes effective, including without limitation:

               (i) all registration and filing fees and expenses (including filings made with the NASD);

               (ii) reasonable fees and expenses of compliance with federal securities or state blue sky laws;

               (iii) expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Transfer Restricted Securities in a form eligible for deposit with Depository Trust Company and of printing the Prospectus and any Preliminary Prospectus), messenger and delivery services and telephone;

               (iv) fees and disbursements of counsel for the Company;

               (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any "cold comfort" letters required by or incidental to the preparation and filing of a Shelf Registration Statement and Prospectus and the disposition of Transfer Restricted Securities);

               (vi) fees and expenses associated with any NASD filings and approval required to be made in connection with the Shelf Registration Statement; and

               (vii) fees and expenses of listing the Transfer Restricted Securities on any securities exchange or quotation system in accordance with
Section 5(p) hereof.

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.




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
          (b) The Holders of Transfer Restricted Securities shall bear the expense of (i) any broker's commission or Underwriter's discount or commission and the fees and expenses of any counsel for the Holders, (ii) their own costs and expenses, including stock transfer taxes due upon resale by them of any of the Transfer Restricted Securities covered by the Shelf Registration Statement and any advertising expenses incurred in connection with any offers and sales they make, and (iii) all Registration Expenses to the extent required by applicable law.

SECTION 7.  INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless (i) each of the Purchasers, (ii) each Holder, (iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either of the Purchasers or any Holder (any of the persons referred to in this clause
(iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of the Purchasers, any Holder or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as a "Non-Company Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or Preliminary Prospectus (or any amendments or supplements thereto), including any document incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, with respect to any Non-Company Indemnitee, insofar as such losses, claims, damages, liabilities or judgments are caused by
(i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Non-Company Indemnitee expressly for use therein, (ii) losses, claims, damages, liabilities or judgments incurred by such Non-Company Indemnitee resulting from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission that had been corrected in the Shelf Registration Statement or Prospectus (or an amendment or supplement thereto), if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement to such person, a copy of the corrected Shelf Registration Statement or Prospectus (or amendment or supplement thereto) if the Company had previously furnished copies thereof to such Non-Company Indemnitee, or (iii) any sale of securities pursuant to the Shelf Registration Statement during (x) any period when a stop order has been issued in respect thereof or any proceedings for that purpose have been initiated or (y) any Suspension Period, provided in each case that the Non-Company Indemnitee received prior notice of such stop order, initiation of proceedings or Suspension Period.

          (b) In case any action shall be brought against any Non-Company Indemnitee, based upon the Shelf Registration Statement, Prospectus, or Preliminary Prospectus (or any amendments or supplements thereto), and with respect to which indemnity may be sought against the Company pursuant to this
Section 7, such Non-Company Indemnitee shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of such counsel and payment of all fees and expenses; provided, however, that the omission so to notify the Company shall not relieve the Company from any liability that it may have to any Non-Company Indemnitee (except to the extent that the Company is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). Such Non-Company Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of counsel shall be paid by such Non-Company Indemnitee, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Non-Company Indemnitee and the Company and it would be inappropriate for the same counsel to represent such Non-Company Indemnitee and the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Non-Company Indemnitee and shall bear the reasonable fees and expenses for the Non-Company Indemnitee, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Non-Company Indemnitees, which firm shall be designated in writing by the Non-Company Indemnitees and whose fees and expenses reasonably incurred shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Non-Company Indemnitee from and against any amounts payable pursuant to such written consent in connection with such settlement. The Company shall not, without the prior written consent of such Non-Company Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Non-Company Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Non-Company Indemnitee, unless such settlement includes an unconditional release of such Non-Company Indemnitee from all liability on claims that are the subject matter of such proceeding.

          (c) Each Holder of Transfer Restricted Securities agrees to indemnify and hold harmless (i) the Company and Loral, (ii) each of the Purchasers, (iii) each other Holder, (iv) any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, Loral, the Purchasers and each other Holder and (v) the respective officers, directors, partners, employees, representatives and agents of each of the parties referred to in clauses (i), (ii), (iii) and (iv), to the same extent as the foregoing indemnity from the Company to each of the Non-Company Indemnitees, but only with respect to information relating to such Holder that was furnished in writing by such Holder to the Company expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto).

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, Loral, each of the Purchasers and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (but only to the extent such investigation or defense was reasonably necessary) prior to the indemnifying party's assumption of the defense thereof or subsequent thereto to the extent permitted by the second sentence of Section 7(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective Purchase Price for the GTL Stock held by each of the Holders hereunder and not joint.

SECTION 8.  RULE 144A

          The Company hereby agrees with each Holder, for so long as any of the shares of GTL Stock that are Transfer Restricted Securities remain outstanding (and are "restricted securities" within the meaning of Rule 144 under the Act)and during any such period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Purchaser or any Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such GTL Stock from such Initial Purchaser or Holder of Transfer Restricted Securities, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 9.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (c) furnishes the Company in writing information in accordance with Section 3(f) and agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the extent contemplated by Section 7(c).

SECTION 10.  REPRESENTATIONS OF THE COMPANY.

          The Company represents and warrants to the Purchasers as follows:

          (a) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

SECTION 11.  MISCELLANEOUS

          (a) Remedies. Each Holder of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, and as provided in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of such Holder's rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Loral and Holders of a majority of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to such Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities shall be valid only with the written consent of Loral and Holders of at least 66 2/3% of the Transfer Restricted Securities being sold, in each case calculated in accordance with the provisions of Section 3(c).

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder of Transfer Restricted Securities, at the address set forth on the records of the Company;

               (ii) if to the Company, to it c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, New York 10016, Fax: 212-338-5350, Attention: Eric J. Zahler; and

               (iii) if to Loral or a Purchaser, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Transfer Restricted Securities unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided, further, that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or applicable law. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                     By:
                                     Name:
                                     Title:

                                     LORAL SPACE & COMMUNICATIONS LTD.

                                     By:
                                     Name:
                                     Title:



                                     PURCHASERS:

                                     QUANTUM PARTNERS LDC

                                     By:
                                     Name:
                                     Title:

                                     QUASAR STRATEGIC PARTNERS LDC

                                     By:
                                     Name:
                                     Title:

                                     QUANTUM INDUSTRIAL PARTNERS LDC

                                     By:
                                     Name:
                                     Title:

                                    Exhibit A


NAME:

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                     Selling Securityholder's Questionnaire

                  IN CONNECTION WITH THE PROPOSED REGISTRATION

             OF SECURITIES OF. GLOBALSTAR TELECOMMUNICATIONS LIMITED

          Reference is made to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of _______, 1998 between Globalstar Telecommunications Limited (the "Company") and the Purchasers named therein. Pursuant to the Registration Rights Agreement, the Company agreed to file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration and sale under the Securities Act of 8,400,000 shares of common stock of the Company (the "GTL Stock"). The undersigned beneficial owner (the "Selling Securityholder") of Transfer Restricted Securities (as defined in the Registration Rights Agreement) hereby elects pursuant to the Registration Rights Agreement to include in the Registration Statement the Transfer Restricted Securities beneficially owned by it and listed in Item 4 below (unless otherwise specified under Item 4). The inclusion in the Registration Statement of the Transfer Restricted Securities owned by the Selling Securityholder shall be made in accordance with and shall be subject to the provisions of the Registration Rights Agreement. The Selling Securityholder is providing this Questionnaire to provide the Company with information necessary for the inclusion in the Registration Statement of the Transfer Restricted Securities beneficially owned by the Selling Securityholder. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Rights Agreement.

         i.    Complete Name of Selling Securityholder:
         ii.   Address for Notices:
         iii.  Contact Person:

            Name:
            Address:
            Tel.:
            Fax.:

         iv. Transfer  Restricted  Securities  Beneficially Owned by the Selling
Securityholder:

          EXCEPT AS SET FORTH BELOW, THE UNDERSIGNED SELLING SECURITYHOLDER DOES NOT OWN ANY SHARES OF GTL STOCK.

          Shares of GTL Stock:

         v. Other Shares of GTL Stock or Other Securities of the Company Owned by the Selling Securityholder:

          EXCEPT AS SET FORTH BELOW, AND UNDER ITEM 4, THE UNDERSIGNED SELLING SECURITYHOLDER DOES NOT OWN ANY SHARES OF GTL STOCK OR ANY OTHER SECURITIES OF THE COMPANY.

       vi. Except as set forth below, the Selling Securityholder has held no position or office or has had any other material relationship with the Company (or predecessor or affiliate of the Company) during the past three years.

       vii. The Selling Securityholder acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, and the rules thereunder, relating to stock manipulation, in connection with the offering of its Transfer Restricted Securities covered by the Registration Statement. The Selling Securityholder agrees that neither it nor any person acting on its behalf, will bid for, or purchase any securities of the Company in violation of such provisions, so long as the Transfer Restricted Securities beneficially owned by it are being offered pursuant to the Registration Statement.

By its signature below, the Selling Securityholder consents to the disclosure of the information contained herein to the extent required by the federal and state securities laws and the rules of the Commission. The Selling Securityholder understands that the information that is being furnished to the Company in this Questionnaire will be relied upon by the Company in connection with the preparation of the Registration Statement. The Selling Securityholder agrees to promptly notify the Company of any changes in such information which may occur subsequent to the date hereof.

Dated:         , 199

                                                     ----------------------
                                                     Selling Securityholder

                                                     By:

                                                     ---------------------
                                                     Name:
                                                     Title:







                                       A-2